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                                   EXHIBIT A
                                   ---------

                           Agreement of Joint Filing
                           -------------------------

          The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Avici Systems, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G..

Date:  February 14, 2001

Entities:  Accel V L.P.
           Accel V Associates L.L.C.
           Accel Internet/Strategic Technology Fund L.P.
           Accel Internet/Strategic Technology Fund Associates L.L.C.
           Accel Keiretsu V L.P.
           Accel Keiretsu V Associates L.L.C.
           Accel Investors '96 L.P.
           Accel Investors '99(C) L.P.
           ACP Family Partnership L.P.
           Swartz Family Partnership L.P.         By:  /s/ G. Carter Sednaoui
                                                     -------------------------
                                                     G. Carter Sednaoui,
                                                     Attorney-in-fact for the
                                                     above-listed entities

Individuals:  James W. Breyer
              Luke. B. Evnin
              Eugene D. Hill, III
              Arthur C. Patterson
              G. Carter Sednaoui
              James R. Swartz
              J. Peter Wagner                     By:  /s/ G. Carter Sednaoui
                                                     -------------------------
                                                     G. Carter Sednaoui,
                                                     Attorney-in-fact for the
                                                     above-listed individuals